UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2013

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MagnaChip Semiconductor Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders on May 29, 2013. On the record date of April 11, 2013, there were 35,408,654 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the meeting, in person or by proxy, was 31,650,450, or 89.4% of the outstanding shares.

At the meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal 1 – Election of Directors. Our stockholders elected the following two Class II directors to hold office for a term of three years and until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Randal Klein	24,580,653	1,429,234	5,640,563
Nader Tavakoli	25,445,485	564,402	5,640,563

Proposal 2 – Ratification of the Appointment of Samil PricewaterhouseCoopers. Our stockholders ratified the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

For	Against	Abstained
31,401,857	155,416	93,177

There were no broker non-votes with respect to Proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: May 31, 2013	By:	/s/ John McFarland

John McFarland Executive Vice President, General Counsel and Secretary